Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended June 30, 2023 (the “Form N-CSR”) of Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, Angel M. Rivera, the President of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended June 30, 2023 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 8, 2023

By:	/s/ Angel M. Rivera
Angel M. Rivera, President
Principal Executive Officer

Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended June 30, 2023 (the “Form N-CSR”) of Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, James A. Gallo, Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended June 30, 2023 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 8, 2023

By:	/s/ James A. Gallo
James A. Gallo, Treasurer
Principal Financial Officer